UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

 PURSUANT TO SECTION 12(b) OR (g) OF THE

 SECURITIES EXCHANGE ACT OF 1934

LATITUDE 360, INC.

 (Exact name of registrant as specified in its charter)

Nevada	20-5587756
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6022 San Jose Blvd., Jacksonville, FL    32217

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-138194 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: common stock, $0.001 par value

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Item 1. Description of Registrant’s Securities to be Registered.

The following description of the authorized capital stock of Latitude 360, Inc. (fka Kingdom Koncrete, Inc.) (the “Company”) does not purport to be complete and is subject to and qualified in its entirety by its Articles of Incorporation, which is included as an exhibit to the Company’s Registration Statement on Form SB-1 filed with the Securities and Exchange Commission on October 25, 2006 (file no. 333-138194 ) and by the applicable provisions of the Nevada Revised Statutes.

Capitalization

The authorized capital stock of the Company consists of (i) Five Hundred Million (500,000,000) shares of common stock, par value

$0.001 per share, of which 124,696,586 shares of common stock are issued and outstanding, all of which are validly issues, fully paid and non-assessable and (ii) Twenty Million (20,000,000) shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding.  There are 26,662,514 shares of common stock reserved for issuance upon the exercise of  outstanding options, warrants or convertible securities

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Incorporation and Certificates of Amendment(1)
3.2	Bylaws(2)

(1)  Incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1, filed with the SEC on October, 25, 2006, and the Company’s Current Report filed on Form 8-K with the SEC on May 29, 2014.

(2)  Incorporated herein by reference to Exhibit 2.4 to the Company’s Registration Statement on Form S-1, filed with the SEC on October 25, 2006

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LATITUDE 360, INC.

Date: August 1, 2014	By:	/s/ Brent W. Brown
	Name:	Brent W. Brown
	Title:	CEO

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